Exhibit 99.1

TransDigm Announces Acquisition of the Electron Device Business of
Communications & Power Industries (“CPI”)

Cleveland, Ohio, November 9, 2023 /PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG) today announced it has entered into a definitive agreement to acquire the Electron Device Business (“the Company”) of Communications & Power Industries, a portfolio company of TJC, L.P., for approximately $1.385 billion in cash.
CPI’s Electron Device Business is a leading global manufacturer of electronic components and subsystems primarily serving the aerospace and defense market. The Company’s products are highly-engineered, proprietary components with significant aftermarket content and a strong presence across major aerospace and defense platforms. Approximately 70% of its revenue is derived from the aftermarket and nearly all of its revenue is generated from proprietary products. CPI’s Electron Device Business generated approximately $300 million in revenue for its fiscal year ended September 30, 2023. The Company has manufacturing locations in Palo Alto, California; Beverly, Massachusetts; Middlesex, UK; and Woodland, California. The Company employs approximately 900 people.
Kevin Stein, TransDigm’s President and Chief Executive Officer, stated, “We are excited about the acquisition of the Electron Device Business of CPI. This business fits well with our long-standing strategy. The vast majority of the Company’s revenues come from highly engineered, proprietary products with substantial aftermarket content. The Company has established positions across a diverse range of new and existing platforms within the broader aerospace and defense industry. As with all TransDigm acquisitions, we expect this acquisition to create equity value in-line with our long-term private equity-like return objectives.”
The acquisition, which is expected to close by the end of TransDigm’s third fiscal quarter of 2024, is subject to regulatory approvals in the United States and United Kingdom and customary closing conditions. The acquisition is expected to be financed through existing cash on hand as well as new long-term debt.
About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems and specialized flight, wind tunnel and jet engine testing services and equipment.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate," or "continue" and other words and terms of similar meaning may identify forward-looking statements. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group's actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; supply chain constraints; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; failure to complete or successfully integrate acquisitions; our indebtedness; current and future geopolitical or other worldwide events, including, without limitation, wars or conflicts and public health crises; cybersecurity threats; risks related to the transition or physical impacts of climate change and other natural disasters or meeting sustainability-related voluntary goals or regulatory requirements; our reliance on certain customers; the United States (“U.S.”) defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; risks related to changes in laws and regulations, including increases in compliance costs; potential environmental liabilities; liabilities arising in connection with litigation; risks and costs associated with our international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group's most recent Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

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